SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”) is entered into as of February 12, 2007, by and between Roanoke Technology Corp., a Florida corporation (“the “Company”) and David Smith (“Smith”).

WHEREAS, the Company and Smith have mutually determined that Smith shall receive $50,000 and shall be released from any further obligations to the Company in consideration for Smith releasing the Company from any and all obligations owed to Smith by the Company pursuant to his employment agreement or any other agreement with the Company as well as Smith returning all shares of the Company’s stock held in his name to the Company (“Shares”).

WHEREAS, in order to settle all claims known or unknown between them, the parties have agreed to settle and compromise all claims between them on the terms set forth herein.

NOW, THEREFORE, in consideration of the promises, covenants and releases set forth below, the parties do hereby promise, covenant and agree as follows:

1.  The parties acknowledge that the consideration tendered and received herein, the promises, undertakings, representations and releases made or given, and the execution of this Agreement are in compromise and settlement of disputed claims. The parties are willing to perform their obligations hereunder for the purpose of resolving their differences. Nothing herein is intended, and nothing herein shall be construed, as an admission of fault or liability on the part of any party hereto.

2.  The Company and Smith agree that, other than as set forth in this Agreement, there that there shall be no further obligations by either party to the other party.

3.  The Company agrees to pay a total of $50,000.00 in settlement of all obligations or expenses due to Smith pursuant to his employment agreement with the Company or any other agreement with the Company. The initial $20,000 has previously been paid to Smith. The remaining $30,000 will be forwarded to the Anslow & Jaclin Attorney Trust Account within thirty (30) days from the date hereof. Upon receipt of same, such funds shall be released to Smith if all of the shares set forth in Section 5 below have been delivered to Anslow & Jaclin.

4.  Smith agrees to the cancellation of his employment agreement with the Company as well as to forgive all salary past due; any future salary due under his employment agreement except as specifically set forth herein; and any and all monies owed to Smith pursuant to promissory notes between the Company and Smith and his affiliated entities. In addition, Smith agrees to release the Company from any and all obligations owed by the Company to Smith not specifically set forth herein.

5.  Upon execution of this Agreement, Smith agrees to transfer all of the Shares that Smith holds of the Company to Anslow & Jaclin, LLP with a medallion guaranteed stock power to be held in escrow. Specifically such amount of shares should include, but not be limited to, a total of 1,429,857,086 common shares and 100,000,000 shares of Class A Common Stock that the Company has confirmed that Smith currently owns. Smith represents that the shares he delivers will represent all of the Shares he owns of the Company.

6.  The Company, its officers, directors, shareholders, employees, trustees, agents, attorneys, representatives, heirs, beneficiaries, successors and assigns, and all other parties acting or purporting to act for or on behalf of the Company, jointly and severally, hereby agrees to defend, indemnify and hold harmless Smith and his heirs, joint venturers, partners, affiliates, parent corporations, subsidiaries, officers, directors, agents, employees, shareholders, legal counsel, predecessors, successors and assigns, from and against any and all liabilities, responsibilities, damages, claims, causes of action, judgments, costs and expenses, including without limitation attorneys’ fees and expert witness fees, in connection with any claim related to the Company after the date of this Agreement.

7.  Except as to those duties and obligations set forth herein, the Company, its officers, directors, shareholders, employees, trustees, agents, attorneys, representatives, heirs, beneficiaries, successors and assigns, and all other parties acting or purporting to act for or on behalf of the Company, hereby unconditionally release and forever discharge Smith, and his heirs, joint venturers, partners, affiliates, parent corporations, subsidiaries, officers, directors, agents, employees, shareholders, legal counsel, predecessors, successors and assigns, of and from any and all manner of actions, causes, causes of action, claims, liabilities, suits, threats, contracts, controversies, torts, agreements, promises, damages, judgments, execution of claims, and demands whatsoever in law or in equity, known or unknown, suspected or unsuspected, which the Company, ever had, now has or may hereafter have against Smith, by reason of any matter, cause or thing, whatsoever, including, without limitation, any claims for unknown damages or injuries, or unknown consequences or complications of known damages or injuries.

8.  Smith and all other parties acting or purporting to act for or on behalf of Smith jointly and severally, hereby agrees to defend, indemnify and hold harmless the Company, and its joint venturers, partners, affiliates, parent corporations, subsidiaries, officers, directors, agents, employees, shareholders, legal counsel, predecessors, successors and assigns, from and against any and all liabilities, responsibilities, damages, claims, causes of action, judgments, costs and expenses, including without limitation attorneys’ fees and expert witness fees, in connection with any claim related to any actions undertaken by the Settlement Parties after the date of this Agreement.

Except as to those duties and obligations set forth herein, Smith and his officers, directors, shareholders, employees, trustees, agents, attorneys, representatives, heirs, beneficiaries, successors and assigns, and all other parties acting or purporting to act for or on behalf of Smith hereby unconditionally release and forever discharge the Company and its joint venturers, partners, affiliates, parent corporations, subsidiaries, officers, directors, agents, employees, shareholders, legal counsel, predecessors, successors and assigns, of and from any and all manner of actions, causes, causes of action, claims, liabilities, suits, threats, contracts, controversies, torts, agreements, promises, damages, judgments, execution of claims, and demands whatsoever in law or in equity, known or unknown, suspected or unsuspected, which Smith ever had, now has or may hereafter have against the Company, by reason of any matter, cause or thing, whatsoever, including, without limitation, any claims for unknown damages or injuries, or unknown consequences or complications of known damages or injuries.

9.  The Company represents and warrants to Smith that the individual(s) signing this Agreement has been duly authorized to sign the Agreement on behalf of the Company, and the Company further represents and warrants that, upon execution, this Agreement shall be valid, legally binding and enforceable against the Company in accordance with its terms.

10.  Smith represents and warrants to the Company that the individual(s) signing this Agreement have been duly authorized to sign the Agreement on behalf of the respective entities, and Smith further represents and warrants that, upon execution, this Agreement shall be valid, legally binding and enforceable against Smith in accordance with its terms.

11.  This Agreement shall be construed and interpreted as a whole and in accordance with its fair meaning, and without regard to, or taking into account, any presumption or other rule of law requiring construction or interpretation against the party preparing this Agreement or any part hereof.

12.  The parties shall each bear their own expenses, legal costs and attorneys’ fees incurred in connection with the negotiation and execution of this Agreement.

13.  This Agreement contains the entire agreement and understanding of the parties concerning the subject matter hereof. All prior and contemporaneous agreements, representations, negotiations, and understandings of the parties, oral or written, are merged herein and/or expressly declared void and are superseded by this Agreement. The parties warrant that no representations have been made to or relied upon by any party to induce the execution of this Agreement except as set forth herein.

14.  This Agreement, its application and interpretation, and all rights and obligations of the parties hereunder shall be governed by and construed exclusively in accordance with the laws of the State of North Carolina, excluding any choice of law rules which would apply the laws of another jurisdiction.

15.  Any disputes regarding this Agreement shall be exclusively resolved in the state or federal courts, as applicable, located in North Carolina. Each party consents to the exclusive jurisdiction of such courts and agrees not to bring any action under this Agreement except in North Carolina.

16.  This Agreement may not be altered, modified or amended, except in writing signed by the party to be bound.

17.  The parties shall make, execute and deliver all such documents and perform all such acts from time to time, prior to and following the consummation of this Agreement, to carry out the full intent and purpose of this Agreement.

18.  The parties hereto each represent and warrant that they have read this Agreement, understand its terms, have authority to enter into this Agreement, and intend to be legally bound thereby.

19.  The parties hereto each represent and warrant that they have been given an opportunity to consult with an attorney regarding this settlement and the terms of this Agreement.

20.  This Agreement may be executed in multiple counterparts, each of which shall be an original, and all of which shall constitute one and the same agreement.

21.  This Agreement shall be effective only when it has been fully executed and delivered by all of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 12th day of February, 2007.

Roanoke Technology Corp.

By:       /s/ Russell Jones
RUSSELL JONES
President and CEO

By:       /s/ David Smith
DAVID SMITH